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                                                                    EXHIBIT 2.2

                                    AMENDMENT

                                       TO

                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        This AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Amendment"), dated as of November 7, 1997, is entered into by and between VMARK Software, Inc., a Delaware corporation ("VMARK") and Unidata, Inc., a Colorado corporation ("UNIDATA").

        1. The parties hereto have agreed upon and entered into that certain Agreement and Plan of Merger and Reorganization dated as of October 7, 1997 (the "Merger Agreement"), which provides for and sets forth the terms of the merger of UNIDATA with and into VMARK. All terms used herein that are not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

        2. The parties now desire to amend certain provisions of the Merger Agreement as follows:

                a. Section 5.17 is hereby amended and restated in its entirety to read as follows:

                  "VMARK will enter into an agreement at the Effective Time to provide registration rights to UNIDATA's stockholders with respect to the shares of VMARK Common Stock received by them in the Merger. Such agreement will provide each such holder of VMARK Common Stock, for as long as such holder is unable to sell, within any three month period, all of such holder's shares of VMARK Common Stock received in the Merger under Rule 144 or Rule 145 under the Securities Act, unlimited "piggyback" registration rights and two demand registrations on Form S-3 (provided that a minimum number of shares are registered in each demand registration), in each case on customary terms and subject to reasonable blackout periods and other restrictions."

                b. Section 2.23 is hereby amended to delete the words "a majority" where such words occur on the first and second line thereof and insert in their place "two-thirds."

                c. Section 3.02 is hereby amended to delete the number "8,522,568" where such number occurs on the second line thereof and insert in its place "8,272,486."



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                d.      Section 3 of the Escrow Agreement attached as Exhibit C
                to the Merger Agreement is hereby amended and restated in its entirety to read as follows:

                  "3.   INVESTMENT AND VOTING PENDING DISTRIBUTION. The Escrowed
                  Shares shall be held by the Escrow Agent subject to the written directions of the Representatives to sell all or any portion thereof, provided that no sale thereof shall be made in violation of applicable securities laws. In the event of any sale thereof, the resulting funds shall be invested in short-term government securities or a mutual fund invested substantially solely in such securities, as directed by the Representatives. Any interest or dividends shall not be added to or become part of the escrow account and shall be promptly distributed from time to time to the Stockholders (as defined in Section 5). The Escrowed Shares, until distributed out of this escrow, shall be voted by the Escrow Agent in accordance with the written directions of the Representatives."

        3. This Amendment may be executed in two or more counterparts, all of which shall be considered the same instrument and shall become effective when executed and delivered by each of the parties.

        4. Other than as expressly amended in Section 2 above, the Merger Agreement remains unmodified and in full force and effect.


        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers, all as of the date first written above.




                                   VMARK SOFTWARE, INC.


                                   By: /s/ PETER GYENES
                                       ----------------------------------------
                                       Peter Gyenes
                                       President and Chief Executive Officer


                                   UNIDATA, INC.


                                   By: /s/ DAVID W. BRUNEL
                                       ----------------------------------------
                                       David W. Brunel
                                       President and Chief Operating Officer